Three-Party Escrow Service Agreement

Deposit Account Number: ____________________

1.	Introduction.

This Three Party Escrow Service Agreement (the “Agreement”) is entered into by and between BSI2000, Inc., located at 12600 West Colfax Ave., Suite B410, Lakewood, CO 80215 (the “Depositor”), and by The New Sytron, Inc., located at 11959 Discover Court, Moorpark, CA 93021 (the “Beneficiary”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) on this __ day of August, 2005 (the “Effective Date”). Depositor, Beneficiary, and Iron Mountain may be referred to individually as a "Party" or collectively as the "Parties" throughout this Agreement.

The use of the term “Services” in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of software and/or other technology escrow accounts as described in Exhibit A attached hereto. A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the “Iron Mountain Website”), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a “Work Request”).

2.	Depositor Responsibilities.

(a)
Depositorshall provide all information designated as required to fulfill a Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)
Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Depositor Information”).

(c)
Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement (“Deposit Material”) to Iron Mountain within ninety (90) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B.

(d)
Depositor consents to Iron Mountain’s performance of any level(s) of verification Services described in Exhibit A attached hereto, consents, upon receipt of notice from Iron Mountain that Beneficiary has submitted a Work Request for verification Services, to promptly completing and returning the Escrow Deposit Questionnaire attached as Exhibit Q to Iron Mountain, and further consents to Iron Mountain’s use of a subcontractor (who shall be bound by the same confidentiality obligations as Iron Mountain and who shall not be a direct competitor to either Depositor or Beneficiary) to provide such Services as needed.

(e)
Depositorrepresents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement;

(f)
Depositor represents that all Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted the necessary decryption tools and keys to read such material are deposited contemporaneously;

(g)
Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services; and

(h)
Depositor warrants that Iron Mountain’s use of the Deposit Material or other materials supplied by Depositor to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties. Depositor agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing its facilities, computer software systems, and technical personnel for verification Services whenever reasonably necessary.

3.	Beneficiary Responsibilities.

(a)
Beneficiary shall provide all information designated as required to fulfill any Beneficiary Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)
Beneficiary must authorize and designate one or more persons whose action(s) will legally bind the Beneficiary (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) who shall manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Beneficiary Information”).

(c)
Beneficiary acknowledges, in the absence of a Work Request for verification Services, that it assumes all responsibility for the completeness and/or functionality of all Deposit Material. Beneficiary may submit a verification Work Request to Iron Mountain for one of more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor if needed to provide such Services.

(d)
Beneficiary warrants that Iron Mountain’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4. Iron Mountain Responsibilities.

(a)
Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor and Beneficiary representatives in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all Required Information at any time upon notification to the Party originating the Work Request.

(b)
Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies. Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material. Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective Date as a reminder that submission of initial Deposit Material is required. Iron Mountain may also send notices every ninety (90) days thereafter to Depositor and/or Beneficiary related to Deposit Material activity if such Services are requested in a Work Request.

(c)	Iron Mountain will provide notice by electronic mail, telephone, or regular mail to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)
Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work (“SOW”). Iron Mountain and the requesting Party will mutually agree in writing to a SOW on the following terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of Verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the Paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

(e)	Iron Mountain will hold and protect all Deposit Material in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain.

(f)
Iron Mountain will permit the replacement and/or removal of previously submitted Deposit Material upon Work Request that may be subject to the written joint instructions of the Depositor and Beneficiary.

(g)	Iron Mountain will strictly follow the procedures set forth in Exhibit C attached hereto to process any Beneficiary Work Request to release Deposit Material.

5.	Payment.

The Paying Party shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A (“Service Fees”). Except as set forth below, all Service Fees are due to Iron Mountain within thirty (30) calendar days from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement. The Paying Party is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of 1.25% per month (15% per annum) or the maximum rate permitted by law, whichever is less. Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain. Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the Security Agreement dated as of August ___, 2005 (the "Security Agreement") between Depositor and Beneficiary or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement. All Service Fees will not be subject to offset except as specifically provided hereunder.

6.	Term and Termination.

(a)
The initial “Term” of this Agreement is for a period of one (1) year from the Effective Date and will automatically renew for additional one (1) year Terms, not to exceed five (5) one year Terms in the aggregate, and continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide joint written instructions of their intent to cancel this Agreement within sixty (60) days to Iron Mountain; (ii) Beneficiary provides a sixty (60) day written notice regarding cancellation of this Agreement to both Depositor and Iron Mountain; or (iii) Iron Mountain provides a sixty (60) day written notice to the Depositor and Beneficiary Authorized Persons that it can no longer perform the Services under this Agreement.

(b)
In the event this Agreement is terminated under Sections 6(a)(i) or 6(a)(iii) above, Depositor and Beneficiary may provide Iron Mountain with joint written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient. If Iron Mountain does not receive joint written instructions within sixty (60) calendar days after the date of the notice of termination, Iron Mountain shall return to Depositor or destroy the Deposit Material.

(c)
In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with notice by electronic mail and/or regular mail. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to all Parties. Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

7.	General Indemnity.

Each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8.	Warranties.

(a)
Iron Mountain. ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11 HEREIN.

(b)
Depositor. Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor Information during the Term of this Agreement.

(c)
Beneficiary. Beneficiary warrants that all Beneficiary Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary Information during the Term of this Agreement.

9.  Insurance.

Iron Mountain shall, at its sole cost and expense, throughout the term of this Agreement, procure and maintain in full force and effect, the following insurance coverage, with an insurance carrier that is rated B+ or better by A.M. Best.

Type of Insurance	Coverage Amount	Type of Insurance	Coverage Amount
General Liability	$2,000,000 General Aggregate	Crime Insurance	$2,000,000 Each Occurrence
General Liability	$1,000,000 Each Occurrence	Umbrella Coverage	$5,000,000 General Aggregate
Professional Liability	$1,000,000 Each Occurrence

All certificates of insurance shall name the Parties as additional beneficiaries with respect to General Liability coverage. All certificates of insurance shall require that the Parties be provided with advance written notice of cancellation of the stated coverage, and Iron Mountain shall request that its insurer use its best efforts to provide at least thirty (30) days' advance written notification of such cancellation.

10. Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 13(g) below.

11. Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS. THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT ITEMS); (IV) THEFT; OR (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12. Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

13. General.

(a)	Incorporation of Work Requests. All Depositor and/or Beneficiary Work Requests are incorporated into this Agreement.

(b)
Purchase Orders. The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence. Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain. All Purchase Orders are subject to approval and acceptance by Iron Mountain.

(c)
Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform this Agreement. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)
Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)
Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine. Iron Mountain may assume that any employee of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f)
Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g)
Notices. All notices regarding Exhibit C shall be sent by commercial express mail. All other correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail; (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices; or (iii) via the online portal maintained at the Iron Mountain Website. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i)
Assignment. No assignment of this Agreement by Depositor and/or Beneficiary or any rights or obligations of Depositor and/or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed. No assignment of this Agreement by Iron Mountain or any rights or obligations of Iron Mountain under this Agreement is permitted without the written consent of Depositor and Beneficiary, which shall not be unreasonably withheld or delayed.

(j)
Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k)
Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(l)
Attorneys' Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it’s costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(m)
No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n)
Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the New York Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply New York law. Unless otherwise agreed by the Parties, arbitration will take place in New York City, New York, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor and/or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(o)
Regulations. All Parties are responsible for and warrant - to the extent of their individual actions or omissions - compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(p)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q)
Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 10 (Confidential Information), 11 (Limitation of Liability), 12 (Consequential Damages Waiver), and 13 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

Note: Signature blocks and Authorized Persons/Notices Table Follow on The Next Page

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

Note: If contracting electronically via the online portal, clicking the "I Accept" button displayed as part of the ordering process, evidences agreement to the preceding terms and conditions (the ‘Agreement”). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms "you" or "your" shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the "I Decline" button.

BSI2000, INC. (Depositor) THE NEW SYTRON, INC. (Beneficiary)

Date:	By:
Jack Harper President
Email Address:

THE NEW SYTRON, INC. (Beneficiary)

By:
Ahmad Ibrahim President
Email Address:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

Date:	By:

Email Address: ipmcontracts@ironmountain.com

Authorized Persons/Notices Table

Please provide the name and contact information of the Authorized Persons under this Agreement. All Notices will be sent to these individuals at the addresses set forth below.

DEPOSITOR

Authorized Person(s)/Notices Table

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

Print Name:	Jack Harper	Print Name:
Title:	President	Title:
Email Address	jharper@bsi2000.com	Email Address
Street Address 1	12600 West Colfax Ave., Ste. B410	Street Address 1
Province/City/State	Lakewood, CO	Province/City/State
Postal/Zip Code	80215	Postal/Zip Code
Phone Number	303-231-9095	Phone Number
Fax Number	303-231-9002	Fax Number

BENEFICIARY

Authorized Person(s)/Notices Table

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

Print Name:	Ahmad Ibrahim	Print Name:
Title:	President	Title:
Email Address	Ahmad Ibrahim (Rosa@masksystems.com)	Email Address
Street Address 1	c/o Mask Systems 11959 Discovery Court	Street Address 1
Province/City/State	Moorpark, CA	Province/City/State
Postal/Zip Code	93021	Postal/Zip Code
Phone Number	(805) 532-1333 (X100)	Phone Number
Fax Number	(805) 532-2860	Fax Number

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

Exhibit A Escrow Service Work Request
Deposit Account Number: ____________________

Service Check box (es) to order service	Service Description	One-Time Fees	Annual Fees	Paying Party Check box to identify the Paying Party for each service below.
☒ Add and Manage New Escrow Account
Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.
Iron Mountain will assign a Client Manager for each escrow account. These Managers will provide client training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of client Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status.
		$1,050	$950	X Depositor - OR - X Beneficiary
☐ Add Deposit Tracking Notification	Iron Mountain will send periodic notices to Depositor and/or Beneficiary related to Deposit Material as specified within the terms of the agreement	N/A	$350	☐ Depositor - OR -☐ Beneficiary
☐ Add Beneficiary	Iron Mountain will fulfill a Work Request to add a new Beneficiary to an escrow account, where possible, and provide notice as appropriate to all relevant Parties.	N/A	$650	☐ Depositor - OR -☐ Beneficiary
☒ Add Initial Verification of Deposit Material	Iron Mountain will fulfill a Work Request to perform initial Verification Services, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. For a more detailed description see Verification Services Options below.	N/A	$800	X Depositor - OR - X Beneficiary
☐ Add Custom Verification of Deposit Material
Iron Mountain will fulfill a Work Request to perform one or more levels of custom Verification Services, which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment. For a more detailed description see Verification Services Options below.
		Custom Quote Based on SOW	Custom Quote Based on SOW	☐ Depositor - OR - ☐ Beneficiary
☐ Add Dual Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement. Duplicate storage request may be in the form of either physical media or electronic storage.	N/A	$500	☐ Depositor - OR -☐ Beneficiary
☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	$500	N/A	☐ Depositor - OR - ☐ Beneficiary
☐ Add Custom Services	Iron Mountain will provide its Escrow Expert consulting based on a custom SOW mutually agreed to by all Parties.	$150/hour	N/A	☐ Depositor - OR - ☐ Beneficiary
☐ Delete Account
Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed. All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.
		No Charge	No Charge	No Charge
☐ Replace/Delete Deposit Materials	Iron Mountain will replace/delete deposit material in accordance with the terms of the agreement. Materials will be returned as directed by depositor or destroyed using Iron Mountain Secure Shredding	No Charge	No Charge	No Charge

Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.

Depositor Initials__________  Beneficiary Initials__________

Note: Clients may submit Work Requests electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

Verification Services Options

1.	Initial Verification - Consistency.

1.1.
Iron Mountain shall perform an initial verification (“Initial Verification”) of the Deposit Material upon receipt of the first deposit and for each update. To help perform this evaluation, Iron Mountain will examine the Exhibit B, and request that the Depositor complete an Escrow Deposit Questionnaire. Iron Mountain will then analyze the Escrow Deposit Questionnaire and Exhibit B, prepare and deliver a report to Depositor and Beneficiary containing its finding(s) and opinion(s) as to the Deposit consistency based on the information supplied. Iron Mountain’s report will include information regarding:

1.1.1.	The hardware and software configuration(s) needed to read the Deposit Material media associated with the Exhibit B;

1.1.2.	The software needed to interpret the data read from the media (i.e. Zip, tar, cvs type files); and

1.1.3.	The hardware and software configurations needed to compile the software product defined by the Exhibit B.

1.2.
Iron Mountain’s Systems Analysts will also be available to discuss the Initial Verification’s technical consistency evaluation and other deposit verification issues. Iron Mountain’s higher levels of verification address issues of readability, inventory, ability to be compiled or other testing as requested by a Party.

2.	Level One (1) - Inventory.

2.1.
This series of verification tests provides insight into whether the necessary information required to recreate the Depositor’s development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

2.2.
Steps include: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor's software development environment.

2.3.
Deliverables: At completion of testing, Iron Mountain will distribute a report to Beneficiary detailing Iron Mountain’s investigation. This report will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit. When identifying materials required to re-create Depositor’s software development environment, Iron Mountain will rely on information provided in Depositor’s completed questionnaire (obtained via a Iron Mountain verification representative) and/or information gathered during Iron Mountain’s testing experience.

3.	Level Two (2) - Build.

3.1.	This series of tests includes a standard effort to compile the Deposit Material and build executable code.

3.2.	Steps include: Recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code.

3.3.
Deliverables: Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain’s analysis of the deposit.

4.	Level Three (3) - Validation.

4.1.
Level III verification consists of testing the functionality of the compiled Deposit Material (in a production setting or similar environment) and can be accomplished through one of the following three options:

4.1.1.	Option A - With the Depositor’s approval, executables created by Iron Mountain during Level II testing are provided to the Beneficiary for functionality testing.
4.1.2.
Option B - The Beneficiary provides Iron Mountain with a copy of its licensed executables. Iron Mountain compares the executables created during Level II testing with the licensed executables and provides a comparison report to all Parties.

4.1.3.
Option C - Iron Mountain recreates the runtime environment for the licensed technology and installs the executables created during the Level II testing into that environment. (The environment is generally “scaled down” from the actual live environment.) Iron Mountain then runs test scripts supplied by the Beneficiary and provides a report of the test results to all Parties. This may require Depositor approval.

4.1.4.	Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

Exhibit B
Deposit Material Description

Company Name: ______________________________________Escrow Account Number:____________________

Deposit Name ________________________ and Deposit Version _____ (Deposit Name will appear in account history reports)

Deposit Media (Please Label All Media with the Deposit Name Provided Above)

Media Type	Quantity	Media Type	Quantity
☐ CD-ROM / DVD		☐ 3.5” Floppy Disk
☐ DLT Tape		☐ Documentation
☐ DAT Tape		☐ Hard Drive / CPU
☐ Circuit Board

	Total Size of Transmission (specify in bytes)	# of Files
☐ Internet File Transfer
☐ Other (please describe below):

Deposit Encryption (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted? ☐Yes or ☐No

If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name	Version
Hardware required
Software required
Other required information

Deposit Certification (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.
Name:	Name:
Date:	Date:
Email Address:
Telephone Number:
Fax Number:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.
Attn: Vault Administration
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Telephone: (770) 239-9200
Facsimile: (770) 239-9201

Exhibit C

Release Of Deposit materials
Deposit Account Number: ____________________

Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material.

1. Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via electronic mail and regular mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on one or more of the following conditions (defined as “Release Conditions”):

(i) an "Event of Default" exists under the Security Agreement dated as of August ___, 2005 (the "Security Agreement") between Depositor and Beneficiary; or
(ii) Failure of the Depositor to function as a going concern or operate in the ordinary course; or
(iii) Depositor is subject to voluntary or involuntary bankruptcy.

2. Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within two (2) business days to the authorized Depositor representative(s) notice via electronic mail, facsimile and regular mail.

3. Contrary Instructions. From the date Iron Mountain sends written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement via electronic mail, facsimile and regular mail, Depositor representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative. Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

4. Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

EXHIBIT Q
Escrow Deposit Questionnaire

Introduction

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.

Purpose of Questionnaire

In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

Instructions

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain Technology Escrow Services to the attention of Shane Ryan at shaneryan@ironmountain.com.

Escrow Deposit Questionnaire

General Description

1.	What is the general function of the software to be placed into escrow?

2.	On what media will the source code be delivered?

3.	What is the size of the deposit in megabytes?

Requirements for the Execution of the Software Protected by the Deposit

1.	What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)

2.	How many machines are required to completely set up the software?

3.	What are the software and system software requirements, to execute the software and verify correct operation?

Requirements for the Assembly of the Deposit

1.	Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)

2.	How many build processes are there?

3.	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

4.	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5.	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

6.	How many separate deliverable components (executables, share libraries, etc.) are built?

7.	What compilers/linkers/other tools (brand and version) are necessary to build the application?

8.	What, if any, third-party libraries are used to build the software?

9.	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

10.	Do you have a formal build document describing the necessary steps for system configuration and compilation?

11.	Do you have an internal QA process? If so, please give a brief description of the testing process.

12.	Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials.

Please provide your contact information below:

Name:
Telephone:
Company:
Address:
City, State	PostalCode:
Country:
E-mail:

For additional information about Iron Mountain Technical Verification Services, please contact
Shane Ryan at 978-667-3601 ext. 100 or by e-mail at mailto: shaneryan@ironmountain.com.

www.ironmountain.com